EXHIBIT 10.18

                                    ATTACHMENT B

                           STOCK OPTION LETTER AGREEMENT

                                   April 1, 1999

Stephen J. Verleye

Dear Stephen:

We are pleased to inform you that you have been selected by the Compensation Committee of the Board of Directors of Applied Microsystems Corporation (the "Company") to receive a stock option for the purchase of the number of shares of Applied Microsystems Corporation Common Stock at the exercise price set forth on the signature page. The Board of Directors acknowledges that this option is offered to you as an inducement essential to your entering into an employment contract with the Company.

Subject to adjustment as provided below, the stock to be offered under this Agreement Shall consist of shares of the Company's Common Stock, $.01 par value (the "Stock").

The terms of the option are as set forth in this Stock Option Letter Agreement (the "Agreement").

TERM

Ten years from the date of grant, unless sooner terminated.

VESTING

The option is immediately exercisable, subject to the other terms and conditions of this Agreement.

REPURCHASE

The Company or its assignee may repurchase any shares you purchase upon exercise of this option if your employment terminates for any reason during the first year after the date of grant of this option. A number of shares equal to twenty five percent (25%) of the total number of shares purchasable under this option will be free from this repurchase right after the first full year, and an additional twenty-five percent (25%) will be free after each subsequent full year, so that all shares will be free from any repurchase rights after the fourth full year from the date of grant of this option. The repurchase price will be the per-share exercise price, as adjusted for any stock split, stock dividend, or similar change in capitalization. The repurchase rights will not apply if your employment terminates on account of death or disability.

These repurchase rights are subject to the limitations set forth in Attachment C to your employment agreement with the Company, dated April 1, 1999.

TRANSFER OF OPTION

     (a) OPTIONS. This stock option is nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and this option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

     (b) STOCK. Stock issued upon exercise of this option may have, in addition to restrictions on transfer imposed by law, any restrictions on transfer determined by the Board of Directors.

TERMINATION OF EMPLOYMENT OR DEATH

     (a) ACCELERATION OF EXERCISE PERIOD. If the optionee's employment is terminated by retirement or for any reason, voluntarily or involuntarily, with or without cause, other than in the circumstances specified in (b) below, this option may be exercised at any time prior to its expiration date or the thirtieth day after the date of such termination of employment (or, if such is not a regular business day, on the last preceding business day), whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of such termination. Subject to such terms and conditions as the Board of Directors may determine, the Board of Directors may extend the exercise period any length of time not later than the expiration date of the option and may increase the portion of the option that may be exercised on termination.

     (b) DEATH OR PHYSICAL DISABILITY. If the optionee's employment is terminated because of death or physical disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), the option, including portions not yet exercisable, may be exercised prior to the earlier of the expiration of 12 months from the date of death or disability or the expiration of the option. If the optionee's employment is terminated by death, any option held by the optionee shall be exercisable only by the person or persons to whom such optionee's rights under such option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death. Subject to such terms and conditions as the Board of Directors may determine, the Board of Directors may extend the exercise period any length of time not later than the expiration date of the option.

     (c) TERMINATION OF OPTION. To the extent that the option is held by the estate of the deceased optionee or by any optionee whose employment is terminated and is not exercised within the limited periods provided above, all further rights to purchase shares pursuant to such option and all other related rights shall terminate at the end of such periods.

PURCHASE OF SHARES PURSUANT TO OPTION

Shares may be purchased or acquired pursuant to the option granted under this Agreement only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, which shall not be
more than 30 days after receipt of the notice.   On or before the date
specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash or by bank-certified or cashier's check (including cash that may be the proceeds of a loan from the Company), in whole or in part in shares of Common Stock of the company previously acquired and held for not less than one year by the optionee, or, with the consent of the Board of Directors, in whole or in part in shares of Common Stock of the Company previously acquired and held for less than one year by the optionee. Any shares surrendered on payment for the exercise of options shall be valued at fair market value as determined by the Board of Directors. No shares shall be issued until full payment therefor has been made. With the consent of the Board of Directors, the optionee may request the Company to automatically apply the shares received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the exercise price for additional portions of the option. Upon exercise of the option, the optionee shall, upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares with respect to which the option was exercised, pay to the Company, in cash or by bank-certified or cashier's check, amounts necessary to satisfy any applicable federal, state, and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. With the consent of the Board of Directors the optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company already owned stock to satisfy the withholding amount. In addition to the forms of payment or satisfaction of the purchase price and tax withholding requirements permitted herein, the Board of Directors may accept payment in such other form as it shall approve.

ADJUSTMENTS TO OPTIONS

      (a) Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more corporations which results in more than 80% of the outstanding voting shares of the Company being owned by one or more affiliated corporations or other affiliated entities, or of a transfer of all or substantially all the assets or more than 80% or the then outstanding shares of the Company to another corporation, this Agreement shall terminate unless provisions be made in writing in connection with such transaction for the continuance of the Agreement and for the assumption of options and other rights theretofore granted, or the substitution for such option and other rights of new options or rights covering the shares of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices, in which event this Agreement and the option and other rights granted under it, or the new option and other rights substituted therefor, shall continue in the manner and under the terms so provided. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of stock, and if provision is not made in such transaction for the continuance of this Agreement and for the assumption of options and other rights or substitutions therefor of new options and other rights covering the shares of a successor corporation or a parent or subsidiary thereof, then the optionee shall be entitled, prior to the effective date of any such transaction, to purchase the full number of shares under his option which he otherwise would have been entitled to purchase during the remaining term of such option or other rights without regard to any limitation on exercise which may be contained therein.

     (b) If the outstanding shares of Stock are increased or decreased (other than through a stock dividend of less than 10%) or changed into or exchanged for a different number or kind of shares or securities of the Company or shares of a different par value, through recapitalization, reclassification, stock split, amendment to the Company's Articles of Incorporation or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and/or kind of securities allocated to the options or other rights with a corresponding adjustment in the price for each share or other unit of any security covered thereby.

     (c) Adjustments herein shall be made by the Board of Directors, whose determination shall be final. No fractional shares shall be issued under this Agreement or pursuant to any adjustment to it.

CONDITIONS UPON ISSUANCE OF SHARES OF STOCK

Shares of Stock shall not be issued with respect to an option under this Agreement unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Without creating any duty on the part of the Company to seek any regulatory authority, inability of the Company to obtain from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

As a condition to the exercise of an option the Company may require the optionee to represent and warrant at the time of any such exercise or performance that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. At the option of the Company, a stop-transfer order against any shares of Stock may be place on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Board may also require such other action or agreement by the optionee as may from time to time be necessary to comply with the federal and state securities laws. The Company shall not in any event be obliged to undertake registration of the options or Stock hereunder.

EMPLOYMENT RIGHTS

Nothing in this Agreement or any option granted, awarded, or sold pursuant to this Agreement shall confer upon (i) the employee any right to be continued in the employment of the Company or any parent or subsidiary of the Company, or shall interfere in any way with the right of the Company or any parent or subsidiary the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation, or (ii) any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

NO RIGHTS AS A SHAREHOLDER

The holder of this option shall have no rights as a shareholder with respect to any shares covered by any option until the date of issue of a stock certificate to him for such shares. Except as otherwise expressly provided in this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

Very truly yours,

APPLIED MICROSYSTEMS CORPORATION



By   /s/ Anthony Miadich
   ------------------------------
     Anthony Miadich,  Chairman

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

ACCEPTANCE AND ACKNOWLEDGMENT

I accept the option described in the above Stock Option Letter Agreement and acknowledge receipt of a copy of this Agreement. I have read and understand this Agreement.

Dated: :         Apri1 1, 1999                  /s/ Stephen  J. Verleye
        ------------------------------      --------------------------------

A.   Total Number of shares:    215,000

B.   Price per share:   $2.50

C.   Date of grant:   APRIL 1, 1999

D.   This is intended to be a Non-qualified Stock Option.

THE EXERCISE OF THIS OPTION AND THE DISPOSITION OF ANY SHARES THUS ACQUIRED MAY AFFECT YOUR INCOME TAX OBLIGATIONS SIGNIFICANTLY. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR.